                                  EXHIBIT 99.1
                      Press Release dated January 16, 2002

For Information Contact
-----------------------
At Greater Bay Bancorp:                At FRB/Weber Shandwick:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      Stephanie Mishra (analyst contact)
(650) 614-5767                         (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                    GREATER BAY BANCORP REPORTS 19% INCREASE
                     IN YEAR END 2001 CORE OPERATING RESULTS

PALO ALTO, CA, January 16, 2002 -- Greater Bay Bancorp (Nasdaq: GBBK), a $7.9 billion in assets financial services holding company, today announced results for the fourth quarter and year ended December 31, 2001. Greater Bay Bancorp's CORE EARNINGS, net income excluding nonrecurring warrant income and merger
                          ------------------------------------------------
related expenses, for the fourth quarter of 2001 increased to $25.1 million, or
----------------
$0.49 per diluted share, compared to $23.9 million, or $0.47 per diluted share, in the fourth quarter of 2000.

Based on CORE EARNINGS for the fourth quarter of 2001, Greater Bay Bancorp's return on average equity was 21.23%, return on average assets was 1.31% and efficiency ratio was 45.03%. The fourth quarter of 2000 core earnings resulted in a return on average equity of 25.47%, return on average assets of 1.76% and an efficiency ratio of 42.69%.

For the year ended December 31, 2001, Greater Bay Bancorp's CORE EARNINGS increased 19% to $97.1 million, or $1.91 per diluted share, compared to $81.4 million, or $1.61 per diluted share, for the year ended December 31, 2000.

Based on CORE EARNINGS for the year ended December 31, 2001, Greater Bay Bancorp's return on average equity was 21.61%, return on average assets was 1.44% and efficiency ratio was 44.31%. The year ended December 31, 2000 core earnings resulted in a return on average equity of 23.29%, return on average assets of 1.63% and an efficiency ratio of 43.94%.

For the fourth quarter of 2001, INCOME, including nonrecurring warrant income and excluding nonrecurring merger related expenses, increased to $25.1 million, or $0.49 per diluted share, compared to $24.4 million, or $0.47 per diluted share, in the fourth quarter of 2000.

For the year ended December 31, 2001, INCOME, including nonrecurring warrant income and excluding nonrecurring merger related expenses, increased to $97.4 million, or $1.91 per diluted share, compared to $89.0 million, or $1.76 per diluted share, for the year ended December 31, 2000.

                                     -more-

Greater Bay Bancorp's Fourth Quarter and Year End 2001 Earnings Results January 16, 2002
Page 2 of 7


For the fourth quarter of 2001, NET INCOME was $7.5 million, or $0.15 per diluted share, compared to net income of $20.9 million, or $0.41 per diluted share, for the fourth quarter of 2000. Net income for the fourth quarter of 2001 was impacted by zero nonrecurring warrant income and $17.6 million in merger related expenses, compared to $504 thousand in nonrecurring warrant income and $3.5 million in merger related expenses for the fourth quarter of 2000.

For the year ended December 31, 2001, NET INCOME increased to $79.8 million, or $1.57 per diluted share, compared to net income of $67.2 million, or $1.33 per diluted share for the year ended December 31, 2000. Net income for the year ended December 31, 2001 was impacted by $337 thousand in nonrecurring warrant income and $17.6 million in merger related expenses, compared to $7.6 million in nonrecurring warrant income and $21.9 million in merger related expenses for the year ended December 31, 2000.

At December 31, 2001, Greater Bay Bancorp's total assets were $7.9 billion, an increase of 35% or $2.1 billion from December 31, 2000. Total loans grew 11% to $4.5 billion, an increase of $431.0 million from December 31, 2000, while total deposits increased to $5.0 billion, an increase of 5% or $239.7 million from December 31, 2000.

Greater Bay Bancorp's allowance for loan losses was 2.77% of total loans at December 31, 2001 and 2.24% at December 31, 2000, while its ratio of non-performing assets to total assets was 0.39% at December 31, 2001, compared to 0.22% at December 31, 2000. The allowance for loan losses was 402.79% of total non-performing assets at December 31, 2001, compared to 702.37% at December 31, 2000.

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

"Greater Bay Bancorp's quality fourth quarter and year-to-date earnings, combined with our strong loan loss reserve position, low non-performing asset ratio and continued quality loan growth once again confirms that we have been able to manage effectively during this economic downturn. During the fourth quarter, we continued to review all significant areas of our credit portfolio and once again are pleased that, while there continues to be pressure on the Bay Area's real estate economy, we are not seeing systemic deterioration in our real estate portfolio. The majority of our fourth quarter charge-offs were related to our syndicated credit and venture banking loan portfolios, which we continue to monitor closely. While we continue to effectively manage the credit risk in these two portfolios, we felt it prudent to increase our loan loss provision by approximately $21.0 million ($12.0 million after tax) and allocated the majority of the increase to these business areas. Should the economy recover and the credit outlook for these businesses improve, we would adjust our allowance for loan losses to recognize the changing economic environment. Even with the increase in the loan loss provision, Greater Bay Bancorp's core net income per share of $0.49 before merger charges exceeded the First Call consensus estimate, which was $0.47 per share," stated David Kalkbrenner, President and CEO of Greater Bay Bancorp.

                                     -more-

Greater Bay Bancorp's Fourth Quarter and Year End 2001 Earnings Results January 16, 2002
Page 3 of 7


Mr. Kalkbrenner noted, "During the quarter, we created a REIT which enabled us to recognize a capital loss carryback that resulted in a one-time net tax expense benefit of $11.9 million. The establishment of the REIT also generated $15 million in additional capital and provides the capacity to raise additional REIT preferred capital should our growth dictate the necessity to increase equity in the future."

Mr. Kalkbrenner commented, "Based on the current economic data, it appears the majority of the interest rate declines are behind us. In the fourth quarter, our net interest margin actually increased, primarily due to the aggressive repricing of our money market and time deposit accounts combined with substantial declines in the cost of other borrowings. The decline in our funding costs was greater than we had anticipated, as we were uncertain if competitive market conditions would allow us to reduce the rates paid on deposit accounts to the current fourth quarter levels."

Mr. Kalkbrenner further stated, "We completed our merger with San Jose National Bank in the fourth quarter and anticipate the systems conversion to occur early in the second quarter of 2002. We have realized the majority of the anticipated cost saves from the merger and are confident that additional revenue opportunities will materialize as they have with all past mergers. Greater Bay Bancorp's acquisition of ABD Insurance and Financial Services, Inc. which was announced in late December 2001 is on schedule and we anticipate closing in the latter part of the first quarter of 2002. We continue to be impressed with the management team of ABD and are already seeing some of the cross-referrals that we thought would occur, but which were not included in our business valuation."

                           Forward-Looking Information

Looking forward to 2002, Mr. Kalkbrenner commented, "Greater Bay's overriding performance goal is to manage our business so we will remain in the top quartile of our peer group bank competitors. While we are pleased with our ability to weather the economic turmoil to date and note the Bay Area Economic Forum's most recent forecast indicates 4% to 5% annualized growth over the next three to five years in our market areas, we will continue to focus our attention on aggressively managing our credit risk and doing business with only quality client relationships. We believe this will allow Greater Bay to once again be recognized as a top peer group performer in 2002 as defined by the mid-cap bank analysts consensus estimates." For a detailed review of Greater Bay Bancorp's 2002 performance goals, please review the Form 8-K which was filed on December 19, 2001 with the SEC. For 2002, Greater Bay Bancorp's reaffirmed guidance is as follows:

                . Earnings per share growth in the range of 11% to 17%
                . Revenue growth in the range of 9% to 15%
                . Net interest margin in the range of 4.55% to 4.60%
                . ROE in excess of 20% o ROA in the range of 1.3% to 1.4% . Loan growth in the range of approximately 10%
                . Deposit growth of approximately 5% to 10%

                                     -more-

Greater Bay Bancorp's Fourth Quarter and Year End 2001 Earnings Results January 16, 2002
Page 4 of 7


                . Non-performing assets of less than 0.50% of total assets . Net charge-offs in the range of 45 to 55 basis points of average loans

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Market.

Investors have the opportunity to listen to the conference call live over the Internet at http://www.companyboardroom.com. Investors should go to the
            -------------------------------
CompanyBoardroom Web site 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call. To do so, investors should click on the Windows Media Player icon at the bottom of the page and follow directions from there. A replay of the conference call will be available on the CompanyBoardroomWeb site for 30 days and via telephone through January 23, 2002 by dialing 703-925-2435, passcode 5767044.

Greater Bay Bancorp's corporate press releases are available on the Company's Web site at http://www.gbbk.com.
            -------------------

Safe Harbor
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's current expectations regarding future operating results, growth in loans, deposits and assets, net loan charge-offs, level of loan loss reserves, loan quality, continued success of its Super Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.
These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) government regulations; (3) the ability to successfully integrate pending mergers and acquisitions; (4) the risks relating to the Company's warrant positions; and (5) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                            -Financial Tables Follow-

                                     -more-

                               GREATER BAY BANCORP
                      DECEMBER 31, 2001 - FINANCIAL SUMMARY
                  ($ in 000's, except share and per share data)

------------------------------------------------------------------------------------------------------------------------------------
SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

                                                                            Dec 31     Sept 30      Jun 30       Mar 31       Dec 31
                                                                              2001        2001        2001         2001         2000
                                                                      --------------------------------------------------------------
Cash and Due From Banks                                                 $ 189,404   $ 236,989   $ 228,606    $ 229,167    $ 291,605
Investments                                                             2,996,630   2,662,420   2,161,190    1,423,704    1,275,434
Loans:
                    Commercial                                          1,909,056   1,888,710   1,865,769    1,845,605    1,807,117
                    Term Real Estate - Commercial                       1,407,300   1,332,095   1,192,601    1,134,389    1,096,576
                                                                      --------------------------------------------------------------
                       Total Commercial                                 3,316,356   3,220,805   3,058,370    2,979,994    2,903,693
                    Construction                                          744,127     731,619     781,018      757,974      753,936
                    Real Estate - Other                                   246,117     237,143     246,908      244,846      187,173
                    Consumer and Other                                    204,483     205,334     224,093      232,710      234,721
                    Deferred Loan Fees, Net                               (15,362)    (15,117)    (14,788)     (14,443)     (14,787)
                                                                      --------------------------------------------------------------
                                Total Loans                             4,495,721   4,379,784   4,295,601    4,201,081    4,064,736
                                Allowance for Loan Losses                (124,744)    (98,178)    (96,119)     (93,688)     (91,407)
                                                                      --------------------------------------------------------------
                    Total Loans, Net                                    4,370,977   4,281,606   4,199,482    4,107,393    3,973,329
Other Assets                                                              320,043     323,944     296,220      294,131      277,787
                                                                      --------------------------------------------------------------
Total Assets                                                          $ 7,877,054 $ 7,504,959 $ 6,885,498  $ 6,054,395  $ 5,818,155
                                                                      ==============================================================
Deposits:
                    Demand, Non-Interest Bearing                        $ 953,989   $ 956,085   $ 959,065  $ 1,012,560  $ 1,133,958
                    NOW, MMDA and  Savings                              2,280,119   2,265,671   2,295,315    2,349,651    2,349,041
                    Time Certificates, $100,000 and over                  642,073     733,077     684,612      724,170      706,535
                    Other Time Certificates                             1,113,890     918,482     940,581      726,583      560,870
                                                                      --------------------------------------------------------------
                                Total Deposits                          4,990,071   4,873,315   4,879,573    4,812,964    4,750,404
                                                                      --------------------------------------------------------------
Other Borrowings                                                        2,095,896   1,790,383   1,365,465      604,931      463,267
Other Liabilities                                                          94,403     142,748      98,792      114,476      119,036
                                                                      --------------------------------------------------------------
                                Total Liabilities                       7,180,370   6,806,446   6,343,830    5,532,371    5,332,707
                                                                      --------------------------------------------------------------
Trust Preferred Securities                                                218,000     218,000      99,500       99,500       99,500
Minority Interest in REIT                                                  15,000           -           -            -            -
Stockholders' Equity                                                      463,684     480,513     442,168      422,524      385,948
                                                                      --------------------------------------------------------------
                                                                          696,684     698,513     541,668      522,024      485,448
                                                                      --------------------------------------------------------------
Total Liabilities and Shareholders' Equity                            $ 7,877,054 $ 7,504,959 $ 6,885,498  $ 6,054,395  $ 5,818,155
                                                                      ==============================================================

Average Quarterly Total Loans, excluding Nonaccrual                   $ 4,420,039 $ 4,318,278 $ 4,231,007  $ 4,101,904  $ 3,762,691
Average Quarterly Investments                                         $ 2,794,646 $ 2,434,315 $ 1,787,608  $ 1,194,120  $ 1,246,515
Average Quarterly Interest Earning Assets                             $ 7,214,685 $ 6,752,593 $ 6,018,615  $ 5,296,024  $ 5,009,206

Average Quarterly Deposits                                            $ 4,869,237 $ 4,895,336 $ 4,808,515  $ 4,680,972  $ 4,548,391
Average Quarterly Interest Bearing Liabilities                        $ 5,837,617 $ 5,474,686 $ 4,821,892  $ 4,105,171  $ 3,779,015

Average Quarterly Assets                                              $ 7,613,853 $ 7,154,318 $ 6,436,244  $ 5,749,274  $ 5,417,507
Average Quarterly Equity                                                $ 469,459   $ 461,930   $ 435,244    $ 405,937    $ 373,945

Total Regulatory Capital

                    Tier I or Leverage Capital                          $ 607,820   $ 562,151   $ 512,260    $ 494,346    $ 477,962
                    Total Capital                                       $ 740,653   $ 721,596   $ 580,779    $ 561,325    $ 542,819

Nonperforming Assets

                    Nonaccrual Loans                                     $ 30,970    $ 22,273     $ 8,186     $ 19,292     $ 13,014
                    OREO                                                        -           -           -          259            -
                                                                      --------------------------------------------------------------
Total Nonperforming Assets                                               $ 30,970    $ 22,273     $ 8,186     $ 19,551     $ 13,014
                                                                      ==============================================================

Greater Bay Trust Company Assets                                        $ 629,696   $ 672,077   $ 683,306    $ 734,910    $ 773,791

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

                                                                            Dec 31     Sept 30      Jun 30       Mar 31       Dec 31
                                                                              2001        2001        2001         2001         2000
                                                                      --------------------------------------------------------------
Loan to Deposit Ratio                                                       90.09%      89.87%      88.03%       87.29%       85.57%
Core Bank Loan to Deposit Ratio (1)                                         75.41%      75.60%      73.94%       74.15%       73.27%
Ratio of Allowance for Loan Losses to:
                    Average Loans                                            2.80%       2.26%       2.27%        2.27%        2.42%
                    End of  Period Loans                                     2.77%       2.23%       2.23%        2.22%        2.24%
                    Total Nonperforming Assets                             402.79%     440.79%    1174.19%      479.20%      702.37%

Ratio of Provision for Loan Losses to Average Loans, annualized:             2.58%       0.77%       0.95%        0.72%        0.69%

Total Nonperforming Assets to Total Assets                                   0.39%       0.30%       0.12%        0.32%        0.22%

Ratio of Quarterly Net Charge-offs to Average Loans, annualized              0.52%       0.58%       0.72%        0.53%        0.27%
Ratio of YTD Net Charge-offs to YTD Average Loans, annualized                0.59%       0.61%       0.63%        0.53%        0.33%

Loan Growth, current quarter to prior year quarter                          10.60%      24.28%      31.85%       37.29%       41.74%
Loan Growth, current quarter to prior quarter, annualized                   10.50%       7.78%       9.02%       13.60%       61.01%
Loan Growth, YTD annualized                                                 10.60%      10.36%      11.45%       13.60%       41.74%

Recurring Revenue Growth, current quarter to prior year quarter             17.96%      18.97%      22.77%       29.01%       29.60%
Recurring Revenue Growth, current quarter to prior quarter,
 annualized                                                                 25.89%       9.12%      13.83%       18.82%       29.58%

Net Interest Income Growth, current quarter to prior year quarter           18.47%      18.50%      18.33%       29.57%       37.21%
Net Interest Income Growth, current quarter to prior quarter,
 annualized                                                                 33.88%      20.27%      10.37%        4.96%       34.10%

Average Earning Assets to Average Total Assets                              94.76%      94.38%      93.51%       92.12%       92.46%
Average Earning Assets to Average Interest-Bearing Liabilities             123.59%     123.34%     124.82%      129.01%      132.55%

Capital Ratios:
                    Leverage                                                 8.01%       7.86%       7.96%        8.60%        8.79%
                    Tier 1 Risk Based Capital                               10.49%      10.05%       9.47%        9.40%        9.57%
                    Total Risk Based Capital                                12.79%      12.90%      10.73%       10.68%       10.87%

Risk Weighted Assets                                                   $ 5,792,917 $ 5,593,341 $ 5,411,878  $ 5,258,204  $ 4,992,152

Book Value Per Share                                                        $ 9.31      $ 9.66      $ 8.92       $ 8.54       $ 7.92
Total Shares Outstanding                                                49,831,682  49,717,960  49,555,808   49,463,962   48,748,713

(1) Includes the eleven core banking divisions and excludes Matsco, Capco, Pacific Business Funding and Corporate Finance.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and San Jose National Bank on a pooling-of-interests basis.

--------------------------------------------------------------------------------

                                                              GREATER BAY BANCORP
                                                        DECEMBER 31, 2001 - FINANCIAL SUMMARY
                                                ($ in 000's, except share and per share data)

------------------------------------------------------------------------------------------------------------------------------------
SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

                                                                                                       Fourth               Third
                                                                                                      Quarter             Quarter
                                                                                                         2001                2001
                                                                                            ----------------------------------------
Interest Income                                                                                  $    129,946         $   131,856
Interest Expense                                                                                       42,054              50,879
                                                                                            ----------------------------------------
               Net Interest Income Before Provision for Loan Losses                                    87,892              80,977
Provision for Loan Losses                                                                              28,950               8,400
                                                                                            ----------------------------------------
               Net Interest Income After Provision for Loan Losses                                     58,942              72,577

Other Income:
Trust Fees                                                                                                881                 865
Depositor Service Fees                                                                                  3,223               2,564
ATM Fees                                                                                                  656                 803
Loan and International Banking Fees                                                                     2,243               1,987
Gain on Sale of Loans                                                                                     347               1,684
Gain/(loss) on Investments                                                                                (46)                819
Other Income                                                                                            2,380               1,900
                                                                                            ----------------------------------------
                                                                                                        9,684              10,622
Nonrecurring - Warrant Income (2)                                                                           -                  77
                                                                                            ----------------------------------------
  Total Other Income                                                                                    9,684              10,699

Operating Expenses:
Salaries                                                                                               23,675              21,366
Deferred Loan Origination Costs                                                                        (3,117)             (3,067)
Benefits                                                                                                4,138               4,019
                                                                                            ----------------------------------------
   Total Compensation and Benefits (3)                                                                 24,696              22,318
Occupancy and Equipment                                                                                 7,817               7,036
Professional Services & Legal                                                                           2,342               2,418
Telephone, postage and supplies                                                                         1,615               1,366
Marketing and promotion                                                                                 1,470               1,413
Data Processing                                                                                         1,021               1,166
Client Services                                                                                           645                 712
FDIC Insurance and Assessments                                                                            627                 406
Other Real Estate, Net                                                                                      -                   -
Other Expenses                                                                                          3,707               4,374
                                                                                            ----------------------------------------
                                                                                                       43,940              41,209
Trust Preferred Securities (TPS) expense                                                                5,088               3,724
                                                                                            ----------------------------------------
  Total Operating Expenses                                                                             49,028              44,933
                                                                                            ----------------------------------------

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs                                19,598              38,343
Income Taxes:
Income Tax Expense                                                                                      6,369              14,485
Capital Loss Carryback Tax (Benefit) (4)                                                              (11,897)                  -
Nonrecurring Income Tax Expense (2)                                                                         -                  32
                                                                                            ----------------------------------------
  Total Income Tax Expense                                                                             (5,528)             14,517
Income Before Merger and Other Related Nonrecurring Costs                                              25,126              23,826
Merger and Other Related Nonrecurring Costs, net of tax (2)                                            17,611                   -
                                                                                            ----------------------------------------
                             Net Income                                                          $      7,515         $    23,826
                                                                                            ========================================

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:                                                      Fourth               Third
                                                                                                      Quarter             Quarter
                                                                                                         2001                2001
                                                                                            ----------------------------------------

Income Per Share (Before Nonrecurring and Merger Items) (1) (2)
               Basic                                                                             $       0.51         $      0.48
               Diluted                                                                           $       0.49         $      0.46
Income Per Share (Before Merger Items)
               Basic                                                                             $       0.51         $      0.48
               Diluted                                                                           $       0.49         $      0.46
Net Income Per Share
               Basic                                                                             $       0.15         $      0.48
               Diluted                                                                           $       0.15         $      0.46
Weighted Average Common Shares Outstanding                                                         49,689,000          49,588,000

Weighted Average Common & Common Equivalent Shares Outstanding                                     51,221,000          51,352,000

Return on Period Average Assets, annualized (1)                                                         1.31%               1.32%
Return on Period Average Equity, annualized (1)                                                        21.23%              20.42%
Net Interest Margin - Average Earning Assets                                                            4.83%               4.76%
Operating Expense Ratio (Before Nonrecurring and Merger Items)                                          2.55%               2.49%
Operating Expense Ratio (Before Nonrecurring and Merger Items and excluding TPS expense)                2.29%               2.29%
Efficiency Ratio (Before Nonrecurring and Merger Items)                                                50.25%              49.05%
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding TPS expense)                      45.03%              44.99%

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

                                                                                         Second            First             Fourth
                                                                                        Quarter          Quarter            Quarter
                                                                                           2001             2001               2000
                                                                                  --------------------------------------------------
Interest Income                                                                     $   124,669      $   120,770        $   119,051
Interest Expense                                                                         47,628           45,671             44,860
                                                                                  --------------------------------------------------
               Net Interest Income Before Provision for Loan Losses                      77,041           75,099             74,191
Provision for Loan Losses                                                                10,049            7,328              6,516
                                                                                  --------------------------------------------------
               Net Interest Income After Provision for Loan Losses                       66,992           67,771             67,675

Other Income:
Trust Fees                                                                                  978              886                954
Depositor Service Fees                                                                    2,481            2,334              2,275
ATM Fees                                                                                    766              662                748
Loan and International Banking Fees                                                       2,085            2,541              2,562
Gain on Sale of Loans                                                                       375              835                312
Gain/(loss) on Investments                                                                3,944            1,587                  6
Other Income                                                                              1,870            2,611              1,669
                                                                                  --------------------------------------------------
                                                                                         12,499           11,456              8,526
Nonrecurring - Warrant Income (2)                                                           504                -                870
                                                                                  --------------------------------------------------
  Total Other Income                                                                     13,003           11,456              9,396

Operating Expenses:
Salaries                                                                                 20,824           18,693             18,829
Deferred Loan Origination Costs                                                          (3,480)          (1,750)            (2,136)
Benefits                                                                                  4,295            4,103              3,268
                                                                                  --------------------------------------------------
  Total Compensation and Benefits (3)                                                    21,639           21,046             19,961
Occupancy and Equipment                                                                   6,642            6,261              6,090
Professional Services & Legal                                                             1,626            1,453              1,187
Telephone, postage and supplies                                                           1,541            1,505              1,498
Marketing and promotion                                                                   1,404            1,361              1,583
Data Processing                                                                           1,130            1,131                973
Client Services                                                                             805              803                708
FDIC Insurance and Assessments                                                              393              336                430
Other Real Estate, Net                                                                        -                -                  5
Other Expenses                                                                            4,035            3,607              2,873
                                                                                  --------------------------------------------------
                                                                                         39,215           37,503             35,308
Trust Preferred Securities (TPS) expense                                                  2,454            2,458              2,412
                                                                                  --------------------------------------------------
  Total Operating Expenses                                                               41,669           39,961             37,720
                                                                                  --------------------------------------------------

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs                  38,326           39,266             39,351
Income Taxes:
Income Tax Expense                                                                       14,171           14,734             14,539
Capital Loss Carryback Tax (Benefit) (4)                                                      -                -                  -
Nonrecurring Income Tax Expense (2)                                                         212                -                366
                                                                                  --------------------------------------------------
  Total Income Tax Expense                                                               14,383           14,734             14,905
Income Before Merger and Other Related Nonrecurring Costs                                23,943           24,532             24,446
Merger and Other Related Nonrecurring Costs, net of tax (2)                                   -                -              3,533
                                                                                  --------------------------------------------------
                             Net Income                                             $    23,943      $    24,532        $    20,913
                                                                                  ==================================================

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:                                        Second            First             Fourth
                                                                                        Quarter          Quarter            Quarter
                                                                                           2001             2001               2000
                                                                                  --------------------------------------------------

Income Per Share (Before Nonrecurring and Merger Items) (1) (2)
               Basic                                                                $      0.48     $       0.50        $      0.49
               Diluted                                                              $      0.46     $       0.48        $      0.47
Income Per Share (Before Merger Items)
               Basic                                                                $      0.48     $       0.50        $      0.50
               Diluted                                                              $      0.47     $       0.48        $      0.47
Net Income Per Share
               Basic                                                                $      0.48     $       0.50        $      0.43
               Diluted                                                              $      0.47     $       0.48        $      0.41
Weighted Average Common Shares Outstanding                                           49,487,000       49,192,000         48,550,000

Weighted Average Common & Common Equivalent Shares Outstanding                       50,976,000       51,413,000         51,468,000

Return on Period Average Assets, annualized (1)                                           1.47%            1.73%              1.76%
Return on Period Average Equity, annualized (1)                                          21.80%           24.51%             25.47%
Net Interest Margin - Average Earning Assets                                              5.13%            5.75%              5.89%
Operating Expense Ratio (Before Nonrecurring and Merger Items)                            2.60%            2.82%              2.77%
Operating Expense Ratio (Before Nonrecurring and Merger Items and excluding TPS
  expense)                                                                                2.44%            2.65%              2.59%
Efficiency Ratio (Before Nonrecurring and Merger Items)                                  46.54%           46.17%             45.60%
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding TPS expense)        43.80%           43.33%             42.69%

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) For Q4 2001 includes a Capital Loss Carryback Tax Benefit of $11.9 million and a Q4 2001 additional provision for loan losses of approximately $21 million over the recurring Q3 2001 provision and excludes Nonrecurring and Merger Items of $17.6 million, net of tax. Excludes Nonrecurring and Merger Items of $45 thousand, net of tax, in Q3 2001; $292 thousand, net of tax, in Q2 2001 and $3.0 million, net of tax, in Q4 2000.
(2) Components of Nonrecurring and Merger Items. Net Income excluding these items is $25,126 for Q4 2001; $23,781 for Q3 2001; $23,651 for Q2 2001 and
      $23,942 for Q4 2000.
(3)   Included Matsco compensation and benefits of $1.2 million in Q4 2001;
      $1.4 million in Q3 2001; $1.1 million in Q2 2001; $2.4 million in Q1 2001 and $904 thousand in Q4 2000.
(4) The Capital Loss Carryback was recognized in conjunction with the establishment of a REIT which also generated $15 million in additional capital.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and San Jose National Bank on a pooling-of-interests basis.
--------------------------------------------------------------------------------

                               GREATER BAY BANCORP
                      DECEMBER 31, 2001 - FINANCIAL SUMMARY
                  ($ in 000's, except share and per share data)

---------------------------------------------------------------------------------------------------------------------------
SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

                                                                                                     YTD              YTD
                                                                                                  31-Dec           31-Dec
                                                                                                    2001             2000
                                                                                             ------------------------------
Interest Income                                                                              $   507,241      $   423,639
Interest Expense                                                                                 186,232          158,050
                                                                                             ------------------------------
             Net Interest Income Before Provision for Loan Losses                                321,009          265,589
Provision for Loan Losses                                                                         54,727           28,821
                                                                                             ------------------------------
             Net Interest Income After Provision for Loan Losses                                 266,282          236,768

Other Income:
Trust Fees                                                                                         3,610            3,450
Depositor Service Fees                                                                            10,602            9,661
ATM Fees                                                                                           2,887            2,891
Loan and International Banking Fees                                                                8,856            8,162
Gain on Sale of Loans                                                                              3,241            2,190
Gain/(loss) on Investments                                                                         6,304             (521)
Other Income                                                                                       8,761            8,312
                                                                                             ------------------------------
                                                                                                  44,261           34,145
Nonrecurring - Warrant Income (2)                                                                    581           12,986
                                                                                             ------------------------------
  Total Other Income                                                                              44,842           47,131

Operating Expenses:
Salaries                                                                                          84,558           68,101
Deferred Loan Origination Costs                                                                  (11,414)          (6,923)
Benefits                                                                                          16,555           12,788
                                                                                             ------------------------------
   Total Compensation and Benefits (3)                                                            89,699           73,966
Occupancy and Equipment                                                                           27,756           23,192
Professional Services & Legal                                                                      7,839            5,345
Telephone, postage and supplies                                                                    6,027            5,410
Marketing and promotion                                                                            5,648            5,017
Data Processing                                                                                    4,448            2,879
Client Services                                                                                    2,965            2,694
FDIC Insurance and Assessments                                                                     1,762            1,472
Other Real Estate, Net                                                                                 -               56
Other Expenses                                                                                    15,723           11,671
                                                                                             ------------------------------
                                                                                                 161,867          131,702
Trust Preferred Securities (TPS) expense                                                          13,724            7,842
                                                                                             ------------------------------
  Total Operating Expenses                                                                       175,591          139,544
                                                                                             ------------------------------

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs                          135,533          144,355
Income Taxes:
Income Tax Expense                                                                                49,759           49,930
Capital Loss Carryback Tax (Benefit) (4)                                                         (11,897)               -
Nonrecurring Income Tax Expense (2)                                                                  244            5,410
                                                                                             ------------------------------
  Total Income Tax Expense                                                                        38,106           55,340
Income Before Merger and Other Related Nonrecurring Costs                                         97,427           89,015
Merger and Other Related Nonrecurring Costs, net of tax (2)                                       17,611           21,851
                                                                                             ------------------------------
                        Net Income                                                           $    79,816      $    67,164
                                                                                             ==============================

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:                                                 YTD              YTD
                                                                                                  31-Dec           31-Dec
                                                                                                    2001             2000
                                                                                            -------------------------------

Income Per Share (Before Nonrecurring and Merger Items) (1)(2)
             Basic                                                                           $      1.96      $      1.70
             Diluted                                                                         $      1.91      $      1.61
Income Per Share (Before Merger Items)
             Basic                                                                           $      1.97      $      1.86
             Diluted                                                                         $      1.91      $      1.76
Net Income Per Share

             Basic                                                                           $      1.61      $      1.40
             Diluted                                                                         $      1.57      $      1.33
Weighted Average Common Shares Outstanding                                                    49,498,000       47,899,000

Weighted Average Common & Common Equivalent Shares Outstanding                                50,940,000       50,519,000

Return on Period Average Assets, annualized (1)                                                     1.44%            1.63%
Return on Period Average Equity, annualized (1)                                                    21.61%           23.29%
Net Interest Margin - Average Earning Assets                                                        5.07%            5.73%
Operating Expense Ratio (Before Nonrecurring and Merger Items)                                      2.60%            2.78%
Operating Expense Ratio (Before Nonrecurring and Merger Items and excluding TPS expense)            2.40%            2.63%
Efficiency Ratio (Before Nonrecurring and Merger Items)                                            48.07%           46.56%
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding TPS expense)                  44.31%           43.94%

---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) For YTD Dec 2001 includes a Capital Loss Carryback Tax Benefit of $11.9 million and a Q4 2001 additional provision for loan losses of approximately $21 million over the recurring Q3 2001 provision and excludes Nonrecurring and Merger Items of $17.3 million, net of tax. Excludes Nonrecurring and Merger Items of $14.3 million, net of tax, in YTD Dec 2000.
(2) Components of Nonrecurring and Merger Items. Net Income excluding these items is $97,090 for YTD Dec 2001 and $81,439 for YTD Dec 2000.
(3) Included Matsco compensation and benefits of $6.2 million in YTD Dec 2001 and $904 thousand in YTD Dec 2000.
(4) The Capital Loss Carryback was recognized in conjunction with the establishment of a REIT which also generated $15 million in additional capital.
Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and San Jose National Bank on a pooling-of-interests basis.

--------------------------------------------------------------------------------